Registration File No.: 333-130742

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

SUPER DIRECTORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Wyoming	7389	14-1817301
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5337 Route 374
Merrill, New York 12955
(518) 425-0320
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Luke LaLonde
President
5337 Route 374
Merrill, New York 12955
(518) 425-0320
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of proposed sale to the public: Not applicable

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Super Directories, Inc. (the "Registrant") registered 7,605,000 shares of its Common Stock on this Registration Statement (File No. 333-130742), initially filed with the Securities and Exchange Commission on December 28, 2005. As of the date of this Post Effective Amendment, of the original 7,605,000 shares originally registered, the Registrant sold and/or issued zero (0) shares of Common Stock pursuant to this Registration Statement. The offering was terminated on February 10, 2006. The Registrant hereby files this Post-Effective Amendment for the purpose of deregistering all remaining 7,605,000 shares of Common Stock registered pursuant to this Registration Statement which were not sold pursuant to such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Merrill, State of New York on August 22, 2011.

SUPER DIRECTORIES, INC.

By:	/s/ Luke LaLonde
Luke LaLonde, President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

By:	/s/ Luke LaLonde
Luke LaLonde, President and Chairman of the Board of Directors, Principal Executive
Officer, Principal Financial Officer, Principal Accounting Officer

The above person constitutes a majority of the Board of Directors.